UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☒
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Osteotech, Inc.

(Name of Registrant as Specified In Its Charter)

Heartland Advisors, Inc.
Spencer Capital Opportunity Fund, LP
Spencer Capital Management, LLC
Spencer Capital Partners, LLC
Boston Avenue Capital LLC
Gary L. Alexander
Michelle Rachael Forrest
Michael J. McConnell
Kenneth H. Shubin Stein, M.D.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEARTLAND ADVISORS, INC.	SPENCER CAPITAL OPPORTUNITY FUND, LP	BOSTON AVENUE CAPITAL LLC
SPENCER CAPITAL MANAGEMENT, LLC
SPENCER CAPITAL PARTNERS, LLC

August 13, 2010

Dear fellow Osteotech, Inc. stockholder:

The Concerned Osteotech Stockholders are once again requesting your support in the election of four new directors to the board of directors of Osteotech, Inc. at the 2010 Annual Meeting of Stockholders. We have outlined our concerns in two written communications that have been publicly filed with the Securities and Exchange Commission on August 4, 2010 and August 11, 2010. If you have not yet had the opportunity to read these materials, we strongly encourage you to do so. In addition, we are available to discuss our positions with you should you have any questions about our proposed board nominees, as well as our near-term and long-term operating and capitalization strategies for Osteotech. We have voting power over 4,137,855 shares, or approximately 22.8% of Osteotech’s outstanding common stock. Our contact information can be found at the end of this letter.

THE ANNUAL MEETING IS RAPIDLY APPROACHING

Osteotech’s 2010 Annual Meeting of Stockholders is fast approaching, please vote the enclosed WHITE proxy card as soon as possible to elect four experienced and committed industry and financial professionals to the Board of Osteotech

We urge all stockholders to elect our director nominees on
the enclosed WHITE proxy card today.

Vote for much needed change at Osteotech by signing, dating and returning the enclosed WHITE proxy card. You may vote by telephone or internet if you own stock through a bank or broker. We urge you to discard any proxy materials you receive from Osteotech and vote only the WHITE proxy card.

If you have already voted the proxy card provided by Osteotech, you have every right to change your vote by executing the enclosed WHITE proxy card. Only the latest dated proxy card returned will be counted.

Your vote is extremely important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Okapi Partners LLC, toll-free at 1-877-274-8654 or Email: info@okapipartners.com.

Thank you for your support.

THE CONCERNED OSTEOTECH STOCKHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT, DATED AUGUST 4, 2010, BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS SOLICITATION. SUCH DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 274-8654.